BANDAG, INCORPORATED AND SUBSIDIARIES
                                                                   Exhibit 11

   COMPUTATION OF EARNINGS PER SHARE

                                               For the Three
                                                Months Ended
                                                  March 31
                                               1997       1996

                                            (In thousands except
                                              per share data)
    Net earnings per common and common
      equivalent share:

      Weighted average number of shares
       of Common Stock, Class A Common
       Stock and Class B Common Stock
       outstanding                             22,900     24,191

      Additional shares assuming
       exercise of dilutive stock
       options - based on treasury
       stock method using average market
       price                                      104        110
                                              _______    _______
    AVERAGE NUMBER OF COMMON AND COMMON
      EQUIVALENT SHARES                        23,004     24,301

                                              =======    =======

    Net earnings                              $13,740    $15,866

                                              =======    =======
    Net earnings per common and common
     equivalent share                           $0.60      $0.65

                                              =======    =======
    Net earnings per common share
     assuming full dilution:

      Weighted average shares
       outstanding                             22,900     24,191

      Additional shares assuming
       exercise of dilutive stock
       options-based on the treasury
       stock method using the month-end
       price if higher than the average
       market price                               106        111
                                               ______    _______

    FULLY-DILUTED AVERAGE NUMBER OF
      COMMON AND COMMON EQUIVALENT
      SHARES                                   23,006     24,302

                                              =======    =======

    Net earnings                              $13,740    $15,866

                                              =======    =======
    Net earnings per common and common
     equivalent share                           $0.60      $0.65

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